LABONTE & CO.                                619-938 Howe Street
CHARTERED ACCOUNTANTS                        Vancouver, BC Canada
                                             Telephone   (604)682.2778
                                             Facsimile    (604)689.2778
                                             Email:  infor@abonteco.com



February 11, 2003



U.S. Securities and Exchange Commision
Division of Corporate Finance
450 Fifth St. N.W.
Washington, DC 20549

Re:  Alternet Systems, Inc.
     (formerly Schoolweb Systems Inc.) - Form SB-2 Registration Statement


Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dted February 11, 2003 of the following:

     - Our report to the Board of Directors and Stockholders of Schoolweb Systems, Inc. (formerly North Pacific Capital Corp.) dated February 28, 2002 on the consolidated balance sheets of the Company as at December 31, 2001 and 2000 and on the consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2002, the period from October 16, 2000 (inception) to December 31, 2000 and cumulatively, from October 16, 2000 (inception) to December 31, 2001.

Yours truly,


"Labonte & Co."


LABONTE & CO.
Chartered Accountants